UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operation and Financial Condition

On December 6, 2017, Iconix Brand Group, Inc. (the “Company”) issued a press release announcing its preliminary third quarter 2017 results, a range for the impairment charge described in Item 2.06 below and affirming financial guidance for the year ending December 31, 2017, excluding the impact of the impairment charge. The financial information for the three months ended September 30, 2017, is preliminary and subject to finalization by the Company and has not been reviewed by the Company’s independent registered public accountants. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.06	Material Impairments

On November 1, 2017 and November 16, 2017, the Company filed Current Reports on Form 8-K (the “Prior Reports”) disclosing that (i) as of a result of, among other things, the recent decisions by certain licensees not to renew existing Mossimo and Danskin license agreements and expected modest diminished revenues in 2018 across several of the Company’s other brands, the Company determined that it will need to record a material non-cash intangible asset impairment charge on its Danskin, Mossimo and Ocean Pacific trademarks; and (ii) as a result of the decline in the Company’s stock price and related market capitalization, the Company determined there existed a further indication of potential impairment across all of the Company’s intangible assets and accelerated the timing of its annual impairment testing of goodwill and intangible assets to be completed in connection with the preparation of its financial statements for the quarter ended September 30, 2017.

The Company continues to work to complete impairment testing of all of its goodwill and intangible assets. As a result of such impairment testing, the Company expects that it will record material non-cash impairment charges, which could range from $500 million to $750 million in the aggregate. These impairment charges will affect all of the Company’s reporting units and will be reflected in the Company’s financial statements for the quarter ended September 30, 2017. The Company also expects to have a non-cash tax charge of approximately $15 million related to the write off of certain deferred tax assets.

The disclosures in this Item 2.06 update and supplement the disclosure regarding potential impairment charges described in the Prior Reports.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
	Name:	David K. Jones
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 6, 2017